                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  ------------

                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTIONS 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 2, 2000


                         Commission File Number: 0-25688

                                    SDL, INC.
--------------------------------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               Delaware                               77-0331449
    -------------------------------               ------------------
    (STATE OR OTHER JURISDICTION OF                 (IRS EMPLOYER
     INCORPORATION OR ORGANIZATION)               IDENTIFICATION NO.)

   80 Rose Orchard Way, San Jose, California               95134
   -----------------------------------------             ----------
    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)             (ZIP CODE)

   REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE   (408) 943-9411


This form 8-K/A amends Form 8-K filed with the Securities and Exchange Commission on June 14, 2000 (the "Original Form 8-K") by including the financial statements and pro forma financial information referred to below.


ITEM 5. OTHER EVENTS


SDL, Inc. (SDL) has included herein the consolidated financial statements of Photonic Integration Research, Inc. (PIRI) for the years ended March 31, 2000 and 1999 and pro forma financial information giving effect to the acquisition of PIRI by SDL effective June 2, 2000. SDL recently completed the acquisitions of Queensgate Instruments (Queensgate) and Veritech Microwave (Veritech) and for periods in which the effects of Queensgate and Veritech are not included in the historical operating results of SDL the accompanying pro forma financial information also gives effect to these transactions.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA INFORMATION AND EXHIBITS


(a)  Financial Statements of Business Acquired

       i. Report of Deloitte & Touche LLP, Independent Auditors
      ii. Balance sheets as of March 31, 2000 and 1999
     iii. Statements of income for the years ended March 31, 2000, 1999 and 1998
      iv. Statements of shareholders' equity for the years ended March 31, 2000, 1999 and 1998
       v. Statements of cash flow for the years ended March 31, 2000, 1999 and 1998
      vi. Notes to Financial Statements for the years ended March 31, 2000 and 1999

(b) Pro Forma Financial Information

        Pro Forma Combined Consolidated Financial Statements (unaudited)

          i. Pro Forma Combined Consolidated Statements of Operations for the year ended December 31, 1999
         ii. Pro Forma Combined Consolidated Statements of Operations for the six months ended June 30, 2000
        iii. Notes to Pro Forma Combined Consolidated Financial Statements

(c) Exhibits

             23.1   Consent of Deloitte & Touche LLP, Independent Auditors

INDEPENDENT AUDITORS' REPORT


To the Shareholders and Directors of
  Photonic Integration Research, Inc.:

We have audited the accompanying balance sheets of Photonic Integration Research, Inc. as of March 31, 2000 and 1999, and the related statements of income, shareholders' equity, and cash flows for each of the three years in the period ended March 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company at March 31, 2000 and 1999, and the results of its operations and its cash flows for each of the three years in the period ended March 31, 2000 in conformity with accounting principles generally accepted in the United States of America.


/S/ Deloitte & Touche LLP

Columbus, Ohio
May 10, 2000
(June 2, 2000 as to Note 10)

PHOTONIC INTEGRATION RESEARCH, INC.


BALANCE SHEETS, MARCH 31, 2000 AND 1999
--------------------------------------------------------------------------------

ASSETS                                                                        2000                  1999
                                                                          ------------           ------------
CURRENT ASSETS:
  Cash and cash equivalents                                               $ 16,286,567           $  4,223,220
  Trade receivables:
    Shareholders                                                                84,571                 93,520
    Other                                                                    7,283,847              9,716,658
                                                                          ------------           ------------
           Total receivables                                                 7,368,418              9,810,178

  Inventory                                                                  3,166,949              1,610,286
  Prepaid expenses                                                              71,750                 15,938
  Income tax refundable                                                        200,972
  Deferred income taxes                                                        176,000                 40,000
                                                                          ------------           ------------
           Total current assets                                             27,270,656             15,699,622
                                                                          ------------           ------------

PROPERTY - At cost:
  Land                                                                         522,684                305,852
  Building and improvements                                                  3,524,556              3,272,769
  Research and manufacturing equipment                                      16,026,058             12,471,494
  Office equipment                                                             873,168                734,969
  Construction in progress                                                     129,322
                                                                          ------------           ------------
           Total                                                            21,075,788             16,785,084
  Less accumulated depreciation and amortization                            (9,491,595)            (7,216,214)
                                                                          ------------           ------------
           Total property - net                                             11,584,193              9,568,870
                                                                          ------------           ------------

OTHER ASSETS:
  Deposits                                                                     216,827
  Deferred income taxes                                                        130,000
  License agreement (net of accumulated amortization of $78,000)               572,000
                                                                          ------------
           Total other assets                                                  918,827
                                                                          ------------           ------------
TOTAL                                                                     $ 39,773,676           $ 25,268,492
                                                                          ============           ============


LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable - trade                                                $  2,147,041           $  3,316,263
  Advance from customers                                                       702,021
  Accrued liabilities:
    Vacation                                                                   167,459                 93,666
    Profit sharing                                                           1,109,523                619,634
    Commissions                                                                  8,410              1,515,667
    Taxes                                                                      706,156                660,264
    Royalties                                                                1,399,182                598,220
    Other                                                                       99,000                205,680
                                                                          ------------           ------------
           Total accrued liabilities                                         3,489,730              3,693,131
                                                                          ------------           ------------
           Total current liabilities                                         6,338,792              7,009,394

  DEFERRED INCOME TAXES                                                                               208,000

  DEFERRED COMPENSATION LIABILITY                                              869,368                191,892
                                                                          ------------           ------------
           Total liabilities                                                 7,208,160              7,409,286
                                                                          ------------           ------------

SHAREHOLDERS' EQUITY:
  Common stock - $1,000 par value; authorized - 10,000 shares;
    issued and outstanding - 8,100 shares                                    8,100,000              8,100,000
  Retained earnings                                                         24,465,516              9,759,206
                                                                          ------------           ------------
           Total shareholders' equity                                       32,565,516             17,859,206
                                                                          ------------           ------------
TOTAL                                                                     $ 39,773,676           $ 25,268,492
                                                                          ============           ============

See notes to financial statements.


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


PHOTONIC INTEGRATION RESEARCH, INC.

STATEMENTS OF INCOME
FOR THE YEARS ENDED MARCH 31, 2000, 1999 AND 1998
--------------------------------------------------------------------------------

                                                                      2000                  1999                 1998
                                                                   -----------          -----------          -----------
NET SALES                                                          $62,552,297          $36,862,033          $10,252,354

COST OF GOODS SOLD                                                  29,633,060           17,949,505            5,106,369
                                                                   -----------          -----------          -----------
GROSS MARGIN                                                        32,919,237           18,912,528            5,145,985

SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES (Including research and development expense of
  $385,275 in 2000 and $0 in 1999 and 1998)                          7,987,260            5,855,959            2,443,084
                                                                   -----------          -----------          -----------
INCOME FROM OPERATIONS                                              24,931,977           13,056,569            2,702,901

INTEREST INCOME                                                        541,229              165,448              119,592
                                                                   -----------          -----------          -----------
INCOME BEFORE INCOME TAXES                                          25,473,206           13,222,017            2,822,493

INCOME TAX EXPENSE                                                   9,146,896            4,857,757            1,050,052
                                                                   -----------          -----------          -----------
NET INCOME                                                         $16,326,310          $ 8,364,260          $ 1,772,441
                                                                   ===========          ===========          ===========


See notes to financial statements.


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


PHOTONIC INTEGRATION RESEARCH, INC.


STATEMENTS OF SHAREHOLDERS' EQUITY
FOR THE YEARS ENDED MARCH 31, 2000, 1999 AND 1998
--------------------------------------------------------------------------------


                                                                                RETAINED
                                            COMMON STOCK                        EARNINGS                TOTAL
                                 ----------------------------------           (ACCUMULATED           SHAREHOLDERS'
                                   SHARES                 AMOUNT                DEFICIT)               EQUITY
                                 -----------           ------------           ------------           -----------
BALANCE, MARCH 31, 1997                8,100           $  8,100,000           $   (377,495)          $ 7,722,505

NET INCOME FOR THE YEAR
  ENDED MARCH 31, 1998                                                           1,772,441             1,772,441
                                 -----------           ------------           ------------           -----------

BALANCE, MARCH 31, 1998                8,100              8,100,000              1,394,946             9,494,946

NET INCOME FOR THE YEAR
  ENDED MARCH 31, 1999                                                           8,364,260             8,364,260
                                 -----------           ------------           ------------           -----------

BALANCE, MARCH 31, 1999                8,100              8,100,000              9,759,206            17,859,206

NET INCOME FOR THE YEAR
  ENDED MARCH 31, 2000                                                          16,326,310            16,326,310

DIVIDENDS PAID                                                                  (1,620,000)           (1,620,000)
                                 -----------           ------------           ------------           -----------
BALANCE, MARCH 31, 2000                8,100           $  8,100,000           $ 24,465,516           $32,565,516
                                 ===========           ============           ============           ===========


See notes to financial statements.


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


PHOTONIC INTEGRATION RESEARCH, INC.


STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED MARCH 31, 2000, 1999 AND 1998
--------------------------------------------------------------------------------

                                                                           2000                   1999                 1998
                                                                       ------------           -----------           -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                           $ 16,326,310           $ 8,364,260           $ 1,772,441
  Adjustments to reconcile net income to net cash provided by operating activities:
      Depreciation and amortization                                       2,353,381             1,398,592               719,669
      Deferred income taxes                                                (474,000)              220,990               524,495
      Deferred compensation expense                                         677,476               141,820                50,072
      Changes in assets and liabilities:
        Receivables                                                       2,441,760            (7,252,085)           (1,750,024)
        Inventory                                                        (1,556,663)           (1,115,565)             (122,270)
        Prepaid expenses and other                                         (256,784)               (9,710)                7,067
        Accounts payable                                                 (1,169,222)            2,881,432               406,030
        Accrued liabilities                                                 498,620             2,754,621               668,063
                                                                       ------------           -----------           -----------
           Net cash provided by operating activities                     18,840,878             7,384,355             2,275,543
                                                                       ------------           -----------           -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of equipment                                                  (3,692,763)           (5,415,775)           (1,577,798)
  Building improvements                                                    (381,109)             (295,024)             (469,502)
  Land                                                                     (216,832)             (114,119)
  Deposit for equipment purchase                                           (216,827)
  Purchase of license agreement                                            (650,000)
                                                                       ------------           -----------           -----------
           Net cash used in investing activities                         (5,157,531)           (5,824,918)           (2,047,300)
                                                                       ------------           -----------           -----------

CASH FLOWS USED IN FINANCING ACTIVITIES -
   Payment of dividends                                                  (1,620,000)
                                                                       ------------           -----------           -----------
NET  INCREASE IN CASH AND CASH EQUIVALENTS                               12,063,347             1,559,437               228,243

CASH AND CASH EQUIVALENTS - Beginning of year                             4,223,220             2,663,783             2,435,540
                                                                       ------------           -----------           -----------
CASH AND CASH EQUIVALENTS - End of year                                $ 16,286,567           $ 4,223,220           $ 2,663,783
                                                                       ============           ===========           ===========
SUPPLEMENTAL CASH FLOWS INFORMATION -
  Cash paid during the year for income taxes                           $  9,898,127           $ 4,306,165           $   244,582
                                                                       ============           ===========           ===========


See notes to financial statements.

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2000, 1999 AND 1998
--------------------------------------------------------------------------------


1.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        GENERAL - Photonic Integration Research, Inc. was incorporated on June 16, 1987 under the laws of the State of Ohio to engage in the development, manufacture and marketing of high performance, high value-added optical waveguide components. The Company operates one facility in Columbus, Ohio and sells its products world-wide. The Company operates as a single segment.

        BASIS OF ACCOUNTING - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        CASH AND CASH EQUIVALENTS - The Company considers all cash, highly liquid debt instruments, treasury bills, and certificates of deposit with a maturity of approximately three months or less at the date of purchase to be cash equivalents. At March 31, 2000 and 1999, substantially all cash and cash equivalents were held at a single financial institution.

        INVENTORY - Inventory is valued at the lower of cost or market using the first-in, first-out (FIFO) method.

        DEPRECIATION AND AMORTIZATION - Equipment is depreciated using the straight-line method over an estimated useful life of five years. Building and improvements are depreciated using the straight-line method over an estimated useful life of thirty years. The license agreement is amortized over its life of eight years three months.

        LONG-LIVED ASSETS - Property, license agreements and other long-lived assets are evaluated for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets or intangibles may not be recoverable. Recoverability is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

        INCOME TAXES - Deferred income taxes are provided for all temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

        REVENUE RECOGNITION - Revenue and related cost of goods sold are recognized at the time products are shipped to the customer and are recorded net of estimated sales discounts and returns based on historical trends. All sales are considered final upon shipment.

        ADVERTISING - The Company expenses advertising costs as incurred. During fiscal 2000, 1999 and 1998 such expenses were $130,706, $64,897 and
        $115,463, respectively.

        RESEARCH AND DEVELOPMENT - The Company expenses research and development costs as incurred. During fiscal 2000 such expense was $385,275. The Company did not incur any research and development costs in fiscal 1999 or 1998.

        FOREIGN CURRENCY TRANSACTIONS - The Company has significant sales transactions involving Japanese currency. Revenues and related accounts receivable were translated at the rates of exchange when the sales were recognized. Accounts receivable are adjusted at year-end to reflect any aggregate unrealized loss. Gains and


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

        losses resulting from foreign currency transactions (net gains of $15,657 and $39,194 for 2000 and 1999, respectively, and net losses of $86,657 for 1998) are included in miscellaneous operating expense.

        RECENTLY ISSUED FINANCIAL STANDARDS - In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" which, as amended, will require adoption by the Company no later than April 1, 2001. This new statement establishes accounting and reporting standards for derivative instruments and for hedging activities, and requires companies to recognize all derivatives as either assets or liabilities in the balance sheet and measure such instruments at fair value. Adoption of this statement is not anticipated to materially impact the Company's financial position, results of operations or cash flows.

        In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 (SAB 101), "Revenue Recognition in Financial Statements." SAB 101 provides guidance for revenue recognition under certain circumstances. The Company has not completed the process of evaluating the impact that will result from adopting SAB 101 and is, therefore, unable to disclose the impact that adoption will have on its financial position and results of operations. SAB 101 will be effective no later than the fourth quarter of the fiscal year ended March 31, 2001.

        RECLASSIFICATIONS - For purposes of comparability, certain prior year amounts have been reclassified to conform with the current year's presentation.

2.      RELATED PARTY TRANSACTIONS

        In addition to the transactions described in Notes 3 and 4 to the financial statements, the following transactions with related parties occurred:

        MARKETING AGREEMENT - In December 1999, the Company entered into a new marketing agreement with Mitsubishi Corporation (MC, a shareholder) whereby MC would provide for certain marketing and sales support, and brokerage activities for a percentage of the sales price on certain contracts. For the years ended March 31, 1999 and 1998, $50,000 and $100,000, respectively, was incurred for such services under a previous agreement. No amount was incurred for the year ended March 31, 2000. Sales through MC to the ultimate customer under the marketing agreement were $846,193, $1,930,422 and $3,144,419 during the years ended March 31, 2000, 1999 and 1998, respectively, which includes sales to Nippon Telegraph and Telephone Corporation (NTT, a shareholder) of $47,920, $404,767 and $1,128,879 during the years ended March 31, 2000, 1999 and 1998, respectively. MC assigned its North America and Europe Rights and Obligations (as defined) to Mitsubishi International Corporation (MIC), a wholly-owned subsidiary of MC. Under a sales commission agreement with MIC, $1,365,071, $1,393,794 and $272,302 of commissions were incurred for the years ended March 31, 2000, 1999 and 1998, respectively.

        RESEARCH AND DEVELOPMENT AGREEMENT - The Company has contracted with Battelle Memorial Institute (BMI, a shareholder) for research and development services in connection with the development of its technology and products. Costs incurred under the contract totaled $25,390, $26,298 and $4,095 in the years ended March 31, 2000, 1999 and
        1998, respectively. In addition to amounts paid under the contract, the Company has purchased certain other items/services typically related to Exhibits and Industry Trade Shows through Battelle. For the years ended March 31, 2000, 1999 and 1998 the amounts for these purchases are $9,816, $23,125 and $12,283, respectively.

        MATERIAL SUPPLY AGREEMENTS - In November 1999, the Company entered into material supply agreements with NTT Advanced Technology Corporation (NTT-AT) whereby the Company agreed to purchase minimum quantities of certain inventory products through December 31, 2002 and 2004 from NTT-AT. At March 31, 2000 the Company has met the required minimum purchases. During the year ended March 31, 2000 the Company purchased $975,000 of inventory under these agreements.


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

3.      LICENSE AGREEMENTS

        The Company has licensed certain technologies from NTT under various agreements. The agreements provide for one-year renewals until terminated by mutual agreement of the parties. Royalties range from .8 to 3.0 percent of sales, depending on the licensed articles. For the years ended March 31, 2000, 1999 and 1998, respectively, total royalty fees of $1,834,586, $949,217 and $151,239 for these licenses were incurred. See also Note 10.

        On April 1, 1999 the Company entered into an agreement with Polaroid Corporation whereby Polaroid grants to the Company and its affiliates an irrevocable, royalty bearing, nontransferable, nonexclusive, worldwide license, without the right to sublicense, under Polaroid Licensed Patents to make, have made, import export, operate, use, lease, offer to sell, sell or otherwise transfer PIRI Licensed Products. The Company must pay Polaroid royalties of 1.75-5% of the net selling price of PIRI Licensed Products sold. In fiscal 2000, royalty fees of $1,792,654 were incurred. Under the terms of the agreement, the Company paid an initial license fee of $650,000 to Polaroid. This payment is being amortized over the eight years three months life of the agreement.

4.      REVENUES

        Approximately 95%, 80% and 80% of the Company's operating revenues came from sales to two companies, in 2000, 1999 and 1998, respectively. At March 31, 2000 and 1999 other trade receivables include $6,914,212 and $8,500,607, respectively, related to these two companies.

5.      INVENTORY

        At March 31, 2000 and 1999, inventory consisted of the following:


                                                   2000             1999
                                                ----------       ----------
Raw materials                                   $2,820,652       $  718,090
Work-in-process and finished goods                 346,297          892,196
                                                ----------       ----------
Total                                           $3,166,949       $1,610,286
                                                ==========       ==========

6.      LINE OF CREDIT

        At March 31, 2000, the Company has available a $3,000,000 line of credit under an unsecured commercial revolving note, which expires November 1, 2001. The applicable interest rate, as defined, is determined at the time of borrowing. At March 31, 2000 and 1999 there are no borrowings outstanding on the line.

7.      INCOME TAXES

        The components of the income tax provision are as follows:


                                     2000                  1999                1998
                                  -----------           ----------          ----------
Federal:
  Current                         $ 8,511,425           $4,374,045          $  470,381
  Deferred                             43,500              203,355             482,639
State and local:
  Current                           1,119,471              262,722              55,176
  Deferred (credit)                  (527,500)              17,635              41,856
                                  -----------           ----------          ----------
Total income tax expense          $ 9,146,896           $4,857,757          $1,050,052
                                  ===========           ==========          ==========


        A reconciliation of recorded federal income tax expenses to the expected expense computed by applying the federal statutory rate of 35% for all periods to income before income taxes is as follows:


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


                                                     2000                  1999                 1998
                                                  -----------           ----------          -----------
Expected expense at statutory rate                $ 8,915,622           $4,627,706          $   987,873
Increase (decrease) in income
  taxes resulting from:
  State and local income taxes                        727,656              182,232               63,071
  State of Ohio manufacturing tax credit             (535,000)
  Other - net                                          38,618               47,819                 (892)
                                                  -----------           ----------          -----------
Total                                             $ 9,146,896           $4,857,757          $ 1,050,052
                                                  ===========           ==========          ===========


        The state of Ohio manufacturing tax credit of $535,000 (net of Federal expense) is utilized over 7 years with no expiration date.

        The Company's deferred tax assets and liabilities at March 31, 2000 and 1999 are as follows:


                                                                  2000              1999
                                                                --------          ---------
Deferred tax assets:
  Accrued vacation                                              $ 68,500          $  38,000
  Inventory basis differences                                      2,500              2,000
  State taxes (principally investment tax credit)                535,000
  Deferred compensation liability                                356,000             78,500
                                                                --------          ---------
            Total deferred tax assets                            962,000            118,500
Deferred tax liability - basis differences in property           646,000            286,500
                                                                --------          ---------
Net deferred tax asset (liability)                              $316,000          $(168,000)
                                                                ========          =========


8.      EMPLOYEE BENEFIT PLANS

        The Company has a defined contribution 401(k) retirement plan covering substantially all of its employees. Eligible employees may contribute a portion of their salaries subject to certain limitations. The Company may match a portion of an employee's contribution up to 8% of annual compensation. Total expense was $82,220, $47,996 and $30,181 in fiscal 2000, 1999 and 1998, respectively.

        Effective April 1, 1998, the Company adopted a cash profit sharing plan which provides substantially all employees the opportunity to receive a quarterly cash distribution. The amount of the distribution is 10% of the Company's quarterly profit before tax and is allocated to all individuals employed by the Company as of the last day of the quarter, based upon salary and position. Total expense under this plan was $2,830,394 and $1,469,113 in fiscal 2000 and 1999, respectively.


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

        The Company has a performance share plan which gives certain key employees an economic interest similar to that of a shareholder of the Company. Up to 1,000 shares may be issued under this plan. As of March 31, 2000 and 1999, 504 and 467 performance shares have been issued under this plan. Grants under the plan vest at the rate of 20% per year. Payments under the plan may be made in a lump sum or in equal installments over ten years (including interest at the prime rate) upon the employees' termination of employment except for certain specified reasons. Payments are also made to employees under a change of control of ownership (as defined). Compensation expense of $731,636, $141,820 and $50,072 was recorded during fiscal 2000, 1999 and 1998, respectively. The related liability, $869,368 and $191,892 at March 1, 2000 and 1999, respectively, is recorded on the balance sheet as deferred compensation liability.

9.      PLANT EXPANSION

        As of March 31, 2000, the Company has entered into a construction contract to expand its Columbus manufacturing facility. Total cost for the expansion, excluding any required equipment, is estimated at $1,800,000, which will be financed from operations.

10.     SALE OF COMPANY

        On May 10, 2000, the shareholders signed an agreement to sell the Company to an unrelated party. The transaction closed June 2, 2000. In connection with the sale, the Company entered into a revised license agreement with NTT which will replace all previous license agreements (see Note 3). Under the new agreement, effective upon the closing of the sale, the buyer made a capital contribution to the Company which in turn was paid to NTT as an initial license fee payment and no future royalty payments will be made.


                                  * * * * * *

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA INFORMATION AND EXHIBITS
(CONTINUED)

(b) Pro Forma Financial Information

The following unaudited pro forma combined consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the combined results of operations for future periods or the results of operations that actually would have been realized had SDL, Inc., Photonic Integration Research, Inc. ("PIRI"), Veritech Microwave, Inc. ("Veritech"), and Queensgate Instruments ("Queensgate") been a combined company during the specified periods, and do not purport to represent the future results of operations of the Company. The unaudited pro forma combined consolidated financial statements should be read in conjunction with SDL's Annual Report on Form 10-K for the year ended 1999, SDL's Form 10-Q for the quarter ended June 30, 2000, and SDL's Forms 8-K/A filed May 22, 2000, and June 16, 2000.

On July 10, 2000, the Company announced the signing of a Merger Agreement with JDS Uniphase Corporation. Upon completion of this transaction, the Company's stockholders would receive 3.8 shares of JDS Uniphase common stock for each share of SDL common stock they own, and the Company would become a wholly-owned subsidiary of JDS Uniphase. Completion of the transaction is subject to the approval of our stockholders, as well as customary closing conditions and regulatory approvals. Accordingly there can be no assurance that the transaction will be completed. On July 11, 2000, the Company filed a press release announcing the transaction and the merger agreement as exhibits to Form 8-K. Those documents contain the specific terms and conditions of the transaction. These pro forma financial statements do not include any adjustments relating to the proposed Merger Agreement between SDL and JDS Uniphase.

Pro forma combined consolidated balance sheet information for SDL, Inc. is not presented because the historical consolidated financial statements included in the Company's Form 10-Q for the quarter ended June 30, 2000, already reflect the acquisitions of PIRI, Veritech, and Queensgate.

The unaudited pro forma combined consolidated statement of operations for the year ended December 31, 1999, includes the historical results of SDL, PIRI, Veritech and Queensgate for the 12 months ended December 31, 1999, and adjustments (including the amortization of purchased intangible assets) necessary to reflect the acquisitions of PIRI, Veritech and Queensgate as if they had occurred on the first day of fiscal 1999. The unaudited pro forma combined consolidated statement of operations for the six months ended June 30, 2000, include the historical results of SDL for the six months ended June 30, 2000, the historical results of PIRI, Veritech, and Queensgate for the period prior to their acquisition by SDL, and adjustments (including the amortization of purchased intangible assets and the elimination of non-recurring in-process research and development charges related to the PIRI, Veritech, and Queensgate acquisition) necessary to reflect the acquisitions of PIRI, Veritech and Queensgate as if they had occurred at the beginning of fiscal 1999.

                                    SDL, INC.
                    UNAUDITED PRO FORMA COMBINED CONSOLIDATED
             STATEMENT OF OPERATIONS - YEAR ENDED DECEMBER 31, 1999
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                 PRO FORMA         PRO FORMA
                                                                                                  ADJUST              SDL
                                             SDL         PIRI      VERITECH   QUEENSGATE           MENTS           COMBINED
                                           --------    --------    --------   ----------         ---------         ---------
Revenue                                    $187,021    $ 57,166     $22,277    $   8,259         $      --         $ 274,723
                                                                                                                       4,628
Cost of revenue                             107,238      28,906       5,335        4,628                --           146,107
                                           --------    --------     -------    ---------         ---------         ---------
Gross profit                                 79,783      28,260      16,942        3,631                --           128,616

Operating expenses:
  Research and development                   19,043         253         614        1,606                --            21,516
  Selling, general, and administrative       26,695       7,819       2,896        5,576                --            42,986
  Merger costs                                2,677          --          --           --                --             2,677
  In process research and development         1,495          --          --           --                --             1,495

  Amortization of purchased intangibles         809          --          --           --           436,293 (2A)      603,422

                                                 --          --          --           --           121,831 (2E)

                                                 --          --          --           --            44,489 (2I)
                                           --------    --------     -------    ---------         ---------         ---------
      Total operating expenses               50,719       8,072       3,510        7,182           602,613           672,096
                                           --------    --------     -------    ---------         ---------         ---------
      Operating income (loss)                29,064      20,188      13,432       (3,551)         (602,613)         (543,480)

Interest income (expense), net                5,429         404         576         (163)               --             6,246
                                           --------    --------     -------    ---------         ---------         ---------
      Income (loss) before income taxes      34,493      20,592      14,008       (3,714)         (602,613)         (537,234)

Provision (benefit) for income taxes          9,280       7,476       5,498         (538)          (18,955)(2C)       (4,630)

                                                 --          --          --           --            (5,655)(2G)

                                                 --          --          --           --            (1,736)(2K)
                                           --------    --------     -------    ---------         ---------         ---------
      Net income (loss)                    $ 25,213    $ 13,116     $ 8,510    $  (3,176)        $(576,267)        $(532,604)
                                           ========    ========     =======    =========         =========         =========
Earnings (loss) per share - basic          $   0.39                                                                   ($6.95)
                                           ========                                                                =========
Earnings (loss) per share - diluted        $   0.37                                                                   ($6.95)
                                           ========                                                                =========
Shares outstanding - basic                   64,320                                                  3,000 (2H)       76,595
                                                                                                       813 (2L)
                                                                                                     8,462 (2D)

Shares outstanding - diluted                 68,470                                                  3,000 (2H)       76,595
                                                                                                       813 (2L)
                                                                                                     8,462 (2D)
                                                                                                    (4,150)(2M)

      See accompanying notes to unaudited pro forma combined consolidated financial statements.

                                    SDL, INC.
                    UNAUDITED PRO FORMA COMBINED CONSOLIDATED
            STATEMENT OF OPERATIONS - SIX MONTHS ENDED JUNE 30, 2000
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                   PRO FORMA        PRO FORMA
                                                                                                    ADJUST             SDL
                                            SDL         PIRI      VERITECH       QUEENSGATE          MENTS           COMBINED
                                         ---------     -------    --------       ----------        ---------         ---------
Revenue                                  $ 182,718     $37,957    $  6,521         $ 2,461         $      --         $ 229,657
Cost of revenue                             92,830      13,696       1,728           1,798                --           110,052
                                         ---------     -------    --------         -------         ---------         ---------
Gross profit                                89,888      24,261       4,793             663                --           119,605
Operating expenses:
  Research and development                  14,472         216         176             352                --            15,216
  Selling, general, and administrative      20,802       3,800       1,691             605                --            26,898
  In process research and development       27,400          --          --              --            (1,100)(2B)           --
                                                            --          --              --           (25,100)(2F)
                                                            --          --              --            (1,200)(2J)

  Amortization of purchased                 73,371          --          --              --           181,789 (2A)      301,730
          intangibles                           --          --          --              --            30,458 (2E)
                                                --          --          --              --            16,112 (2I)
                                         ---------     -------    --------         -------         ---------         ---------
      Total operating expenses             136,045       4,016       1,867             957           200,959           343,844
                                         ---------     -------    --------         -------         ---------         ---------
      Operating income (loss)              (46,157)     20,245       2,926            (294)         (200,959)         (224,239)
Interest income (expense), net               9,514         352         204             (56)               --            10,014
                                         ---------     -------    --------         -------         ---------         ---------
      Income (loss) before income taxes    (36,643)     20,597       3,130            (350)         (200,959)         (214,225)
Provision (benefit) for income taxes        19,844       7,179       1,252              --            (7,898)(2C)       18,672
                                                --          --          --              --            (1,416)(2G)
                                                --          --          --              --              (289)(2K)
                                         ---------     -------    --------         -------         ---------         ---------
      Net income (loss)                  ($ 56,487)    $13,418    $  1,878         $  (350)        $(191,356)        $(232,897)
                                         =========     =======    ========         =======         =========         =========

Loss per share - basic                      ($0.75)                                                                     ($2.74)
                                         =========                                                                   =========
Loss per share - diluted                    ($0.75)                                                                     ($2.74)
                                         =========                                                                   =========

Shares outstanding - basic                  75,633                                                     1,500 (2H)       84,883
                                                                                                         698 (2L)
                                                                                                       7,052 (2D)

Shares outstanding - diluted                75,633                                                     1,500 (2H)       84,883
                                                                                                         698 (2L)
                                                                                                       7,052 (2D)


      See accompanying notes to unaudited pro forma combined consolidated financial statements.

                                    SDL, INC.
                          NOTES TO UNAUDITED PRO FORMA
                   COMBINED CONSOLIDATED FINANCIAL STATEMENTS




1) BASIS OF PRESENTATION

The following unaudited pro forma combined consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the results of operations for future periods or the results of operations that actually would have been realized had SDL, Inc. ("SDL"), Photonic Integration Research, Inc. ("PIRI"), Veritech Microwave, Inc. ("Veritech"), and Queensgate Instruments ("Queensgate") been a combined company during the specified periods. Pro forma combined consolidated balance sheet information for SDL is not presented because the historical consolidated financial statements included in the Company's Form 10-Q for the quarter ended June 30, 2000, already reflect the acquisition of PIRI, Veritech, and Queensgate. The unaudited pro forma combined consolidated statement of operations for the year ended December 31, 1999, includes the historical results of SDL, PIRI, Veritech and Queensgate for the 12 months ended December 31, 1999, and adjustments (including the amortization of purchased intangible assets) necessary to reflect the acquisitions of PIRI, Veritech and Queensgate as if they had occurred on the first day of fiscal 1999. The unaudited pro forma combined consolidated statement of operations for the six months ended June 30, 2000, include the historical results of SDL for the six months ended June 30, 2000, the historical results of PIRI, Veritech, and Queensgate for the period prior to their acquisition by SDL, and adjustments (including the amortization of purchased intangible assets and the elimination of non-recurring in-process research and development charges related to the PIRI, Veritech, and Queensgate acquisition) necessary to reflect the acquisitions of PIRI, Veritech and Queensgate as if they had occurred at the beginning of fiscal 1999.

PIRI

The unaudited pro forma combined consolidated financial statements reflect the issuance of 8,461,663 SDL common shares and a cash payment of $31.7 million for all of PIRI's shares outstanding as of June 2, 2000, the date of the closing. The average market price per SDL common share of $246.22 was used to determine the consideration paid to PIRI shareholders. The average market price per share of SDL common share is based on the average closing price for a range of trading days (May 30 through June 7, 2000) around the announcement date (June 2, 2000) of the acquisition. The estimated direct transaction expenses of $12.4 million have been included as a part of the total estimated purchase cost.

The total purchase cost and purchase price allocation of the PIRI merger is as follows (in thousands):

Value of securities issued..................        $2,083,430
Cash........................................            31,732
                                                    ----------
                                                     2,115,162
Estimated transaction costs.................            12,443
                                                    ----------
Total purchase cost.........................        $2,127,605
                                                    ==========

                                                          Annual         Useful
                                         Amount        Amortization      Lives
                                       ----------      ------------     -------
Purchase Price Allocation:
  Tangible net assets                     $39,816             n/a           n/a
  Existing technology                     226,400          45,280       5 years
  In process technology                     1,100             n/a           n/a
  Workforce                                 3,900             780       5 years
  Tradename                                 6,640           1,328       5 years
  Goodwill                              1,944,525         388,905       5 years
  Deferred tax liabilities                (94,776)            n/a           n/a
                                       ----------        --------       -------
Total estimated purchase price:        $2,127,605        $436,293
                                       ==========        ========


The Company has performed an allocation of the total purchase price of PIRI to its individual assets. The purchase price allocation is preliminary and, therefore, subject to change based on the Company's final analysis. Of the total purchase price,

$1.1 million was allocated to in-process research and development and was charged to expense in the quarter ending June 30, 2000. Due to the non-recurring nature of in-process research and development, the $1.1 million charge has been excluded from the pro forma combined consolidated statements of operations.

In addition to allocating value to the in-process research and development projects and PIRI's tangible assets, specific intangible assets were also identified and valued. The related amortization of the identifiable intangible assets is reflected as a pro forma adjustment to the unaudited pro forma combined consolidated statement of operations for the 12 months ended December 31, 1999 and the six months ended June 30, 2000. The identifiable intangible assets include existing technology, assembled workforce, and tradename.

The acquired existing technology is comprised of products in PIRI's portfolio that are technologically feasible. This technology represent PIRI's trade secrets and patents developed through years of experience designing and manufacturing arrayed waveguide gratings (AWGs). This know-how enables PIRI to develop new and improved AWGs, processes, and manufacturing equipment, thereby providing PIRI with a distinct advantage over its competitors and providing the Company with a reputation for technological superiority in the industry. The Company expects to amortize the acquired existing technology of approximately $226.4 million on a straight-line basis over an estimated remaining useful life of 5 years.

The acquired assembled workforce is comprised of over 156 skilled employees across PIRI's Senior Management, Sales, General and Administration, Research and Development, and Manufacturing and Engineering groups. The Company expects to amortize the assembled workforce of approximately $3.9 million on a straight-line basis over an estimated remaining useful life of 5 years.

The trade names include the PIRI trademark and trade name as well as all branded PIRI products. The Company expects to amortize the trade names of approximately $6.6 million on a straight-line basis over an estimated remaining useful life of 5 years.

Goodwill, which represents the excess of the purchase price of PIRI over the fair value of the underlying net identifiable assets, will be amortized on a straight-line basis over an estimated useful life of 5 years.

Veritech

The unaudited pro forma combined consolidated financial statements reflect the issuance of 3,000,000 SDL common shares for all of Veritech's shares outstanding as of April 3, 2000, the closing date. The average market price per SDL common share of $206.843 was used to determine the consideration paid to Veritech shareholders. The average market price per share of SDL common share is based on the average closing price for a range of trading days (February 24 through March 3, 2000) around the announcement date (February 29, 2000) of the acquisition. The estimated direct transaction expenses of $8.8 million have been included as a part of the total estimated purchase cost.

The total purchase cost of the Veritech acquisition is as follows (in thousands):

Value of securities issued................             $620,529
Estimated transaction costs...............                8,800
                                                       --------
Total purchase cost.......................             $629,329

                                                               Annual        Useful
                                              Amount        Amortization     Lives
                                             --------       ------------     -------
Purchase Price Allocation:
  Tangible net assets                         $23,402              n/a         n/a
  Core \ existing technology                   67,800           13,560       5 years
  In process technology                        25,100              n/a         n/a
  Workforce                                     2,500              500       5 years
  Design tools and device library                 521              104       5 years
  Goodwill                                    538,334          107,667       5 years
  Deferred tax liabilities                    (28,328)             n/a         n/a
                                             --------         --------       -------
Total estimated purchase price:              $629,329         $121,831

The Company has performed an allocation of the total purchase price of Veritech to its individual assets. Of the total purchase price, $25.1 million has been allocated to in-process research and development and was charged to expense in the quarter ending June 30, 2000. Due to the non-recurring nature of in-process research and development, the $25.1 million charge has been excluded from the pro forma combined consolidated statements of operations.


In addition to allocating value to the in-process research and development projects and Veritech's tangible assets, specific intangible assets were also identified and valued. The related amortization of the identifiable intangible assets is reflected as a pro forma adjustment to the unaudited pro forma combined consolidated statement of operations for the 12 months ended December 31, 1999 and the three months ended March 31, 2000. The identifiable intangible assets include existing /core technology, assembled workforce, and design tools and device library.


The acquired existing/core technology is comprised of products in Veritech's portfolio that are technologically feasible. These products represent Veritech's trade secrets and patents developed through years of experience designing and manufacturing high speed optoelectronic modules. This know-how enables the Company to develop new and improve existing high speed optoelectronic modules, processes, and manufacturing equipment, thereby providing Veritech with a distinct advantage over its competitors and providing the Company with a reputation for technological superiority in the industry. The Company expects to amortize the acquired existing / core technology of approximately $67.8 million on a straight-line basis over an estimated remaining useful life of 5 years.


The acquired assembled workforce is comprised of 100 skilled employees across Veritech's General and Administration, Research and Development, Sales and Marketing, and Manufacturing groups. The Company expects to amortize the assembled workforce of approximately $2.5 million on a straight-line basis over an estimated remaining useful life of 5 years.


The acquired design tools and device library is comprised of the software code for customization of various products. The Company expects to amortize the acquired design tools and device library of approximately $0.5 million on a straight-line basis over an estimated remaining useful life of 5 years.


Goodwill, which represents the excess of the purchase price of Veritech over the fair value of the underlying net identifiable assets, will be amortized on a straight-line basis over an estimated useful life of 5 years.


Queensgate


The acquisition agreement between SDL and Queensgate provided for initial consideration of $3 million of cash and 347,962 shares of SDL's common stock with a fair value of approximately $77 million, and contingent payments of up to an additional $150 million in common stock based on Queensgate's pretax profits for the 10 months ended December 31, 2000 and the twelve months ended December 31, 2001. In addition, SDL issued options in exchange for outstanding Queensgate options with the number of shares and the exercise price appropriately adjusted by the exchange ratio. On June 26, 2000, SDL signed a supplementary agreement with the prior shareholders and option-holders of Queensgate extinguishing all rights to future contingent payments in exchange for 465,102 shares of SDL common stock with a fair value of $130.4 million in order to minimize potential conflicts in management priorities. This additional payment was recorded as goodwill in the quarter ended June 30, 2000.

The unaudited pro forma combined consolidated financial statements reflect the issuance of 347,962 SDL common shares for all of Queensgate's shares outstanding as of March 8, 2000. The average market price per SDL common share of $222.37 was used to determine the consideration paid to Queensgate shareholders. The average market price per share of SDL common share is based on the average closing price for a range of trading days (March 3 through March 13, 2000) around the announcement date (March 8, 2000) of the acquisition. In addition, the unaudited pro forma combined consolidated financial statements reflect the issuance 465,102 SDL common shares with a fair value of $130.4 million issued on June 26, 2000 to extinguish the contingent payments. The average market price per SDL common share of $280.35 was used to estimate the fair value of the consideration. The average market price per share of SDL common share is based on the average closing price for a range of trading days (June 21 through June 29, 2000) around the signing of the agreement (June 26, 2000). The estimated fair value of the options, as well as estimated direct transaction expenses of $1.1 million, have been included as a part of the total estimated purchase cost.

The total purchase cost and purchase price allocation of the Queensgate merger is as follows (in thousands):

Value of securities issued...............                 $207,767
Cash.....................................                    3,000
Assumption of Queensgate options.........                    1,502
                                                          --------
                                                           212,269
Estimated transaction costs..............                    1,125
                                                          --------
Total purchase cost......................                 $213,394

                                                          Annual         Useful
                                            Amount      Amortization     Lives
                                           --------     ------------    -------
Purchase Price Allocation:
  Tangible net liabilities                 $ (1,570)          n/a         n/a
  Tradename                                   2,000          $400       5 years
  Core technology                            12,000         2,400       5 years
  Existing technology                         6,200         1,240       5 years
  In process technology                       1,200           n/a         n/a
  Workforce                                   1,500           300       5 years
  Goodwill                                  200,744        40,149       5 years
  Deferred tax liabilities                   (8,680)          n/a         n/a
                                           --------       -------
Total estimated purchase price:            $213,394       $44,489

The Company has performed an allocation of the total purchase price of Queensgate to its individual assets. Of the total purchase price, $1.2 million has been allocated to in-process research and development and was charged to expense in the quarter ending March 31, 2000. Due to the non-recurring nature of in-process research and development, the $1.2 million charge has been excluded in the pro forma combined consolidated statements of operations.


In addition to allocating value to the in-process research and development projects and Queensgate's tangible assets, specific intangible assets were also identified and valued. The related amortization of the identifiable intangible assets is reflected as a pro forma adjustment to the pro forma combined consolidated statement of operations. The identifiable intangible assets include existing technology, core technology, trade name, and assembled workforce.


The acquired existing technology is comprised of products in the Queensgate portfolio that are already technologically feasible. The Company expects to amortize the acquired existing technology of approximately $6.2 million on a straight-line basis over an estimated remaining useful life of 5 years.


The core technology represents Queensgate trade secrets and patents developed through years of experience designing and manufacturing optical network monitoring modules. This know-how enables the Company to develop new and improve existing optical network monitoring modules, processes, and manufacturing equipment, thereby providing Queensgate with a distinct advantage over its competitors and providing the Company with a reputation for technological superiority in the industry. The Company expects to amortize the core technology of approximately $12.0 million on a straight-line basis over an average estimated remaining useful life of 5 years.


The trade names include the Queensgate trademark and trade name as well as all branded Queensgate products. The Company expects to amortize the trade names of approximately $2.0 million on a straight-line basis over an estimated remaining useful life of 5 years.


The acquired assembled workforce is comprised of 100 skilled employees across Queensgate's General and Administration, Research and Development, Sales and Marketing, and Manufacturing groups. The Company expects to amortize the assembled workforce of approximately $1.5 million on a straight-line basis over an estimated remaining useful life of 5 years.


Goodwill, which represents the excess of the purchase price of Queensgate over the fair value of the underlying net identifiable assets, will be amortized on a straight-line basis over an estimated useful life of 5 years.


2. Pro forma adjustments:


PIRI


(A) To record twelve months of amortization for purchased intangible assets for fiscal 1999 and to record additional amortization for the period January 1, 2000 through June 2, 2000 (date of acquisition). Amortization expense for the period subsequent to the acquisition from June 3, 2000 to June 30, 2000 is already included in the historical financial results of the Company.


(B) To eliminate non-recurring charges related to in-process research and development written off at the date of acquisition on June 2, 2000.

(C) To record tax benefits relating to amortization of purchased intangibles.


(D) The pro forma basic and diluted loss per share are based on the historical weighted average number of SDL common shares outstanding during each period and are adjusted to reflect the issuance, as of January 1, 1999, of 8,461,663 shares of SDL common stock made for the purchase of PIRI.


Veritech


(E) To record twelve months of amortization for purchased intangible assets for fiscal 1999 and to record additional amortization for the period January 1, 2000 through April 3, 2000 (date of acquisition). Amortization expense for the period subsequent to the acquisition from April 4, 2000 to June 30, 2000 is already included in the historical financial results of the Company.


(F) To eliminate non-recurring charges related to in-process research and development written off at the date of acquisition on April 3, 2000.


(G) To record tax benefits relating to amortization of purchased intangibles.


(H) The pro forma basic and diluted loss per share are based on the historical weighted average number of SDL common shares outstanding during each period and are adjusted to reflect the issuance, as of January 1, 1999, of 3,000,000 shares of SDL common stock made for the purchase of Veritech.


Queensgate


(I) To record twelve months of amortization for purchased intangible assets for fiscal 1999 and to record additional amortization expense for purchased intangibles assets for the period from January 1, 2000 to March 8, 2000 (date of acquisition). Amortization expense for the period subsequent to the acquisition from March 9, 2000 to June 30, 2000 is already included in the historical financial results of the Company.


(J) To eliminate non-recurring charges related to in-process research and development written off at the date of acquisition on March 8, 2000.


(K) To record tax benefits relating to amortization of purchased intangibles.


(L) The pro forma basic and diluted loss per share are based on the historical weighted average number of SDL common shares outstanding during each period and are adjusted to reflect the issuance of 813,064 shares of SDL common stock as if the original purchase of Queensgate, including the extinguishments of the contingent purchase price, was made on January 1, 1999.


(M) Diluted outstanding shares excludes common equivalent shares issuable upon conversion of SDL stock options because such shares would be anti-dilutive.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        SDL, INC.


August 14, 2000                         By: /s/Michael L. Foster
                                           -------------------------------------
                                           Michael L. Foster
                                           Chief Financial Officer and Secretary


(Duly Authorized Officer and Principal
Financial and Accounting Officer)


         Exhibit
         Number                    Exhibit Description
         -------     ----------------------------------------------------
         23.1        Consent of Deloitte Touche LLP, Independent Auditors